Exhibit 99.1

Medicated Feed Additives Product Portfolio of Zoetis Inc.

Special Purpose Statements of Assets Acquired and Liabilities Assumed as of December 31, 2023 and December 31, 2022 and Special Purpose Statements of Revenue and Direct Expenses for the Years Ended December 31, 2023 and December 31, 2022

_____________________________________________________

Exhibit 99.1

Independent Auditors’ Report

The Board of Directors
Zoetis Inc.:

Opinion

We have audited the special purpose financial statements of the medicated feed additives product portfolio of

Zoetis Inc. (the Company), which comprise the Special Purpose Statements of Assets Acquired and Liabilities

Assumed as of December 31, 2023 and 2022, and the related Special Purpose Statements of Revenue and Direct Expenses for the years then ended, and the related notes (collectively referred to as the “special purpose financial statements”).

In our opinion, the accompanying special purpose financial statements present fairly, in all material respects, the assets acquired and liabilities assumed of the medicated feed additives product portfolio of Zoetis Inc. as of December 31, 2023 and 2022, and its revenue and direct expenses for the years then ended, in accordance with U.S. generally accepted accounting principles.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of

America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Special Purpose Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

We draw attention to Note 2 to the special purpose financial statements, which describes that the accompanying special purpose financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the financial position, results of operations or cash flows of the medicated feed additives product portfolio of Zoetis Inc. As a result, the financial statements may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Special Purpose Financial Statements

Management is responsible for the preparation and fair presentation of the special purpose financial statements in accordance with U.S. generally accepted accounting principles, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the special purpose financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibilities for the Audit of the Special Purpose Financial Statements

Our objectives are to obtain reasonable assurance about whether the special purpose financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the special purpose financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the special purpose financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the special purpose financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the special purpose financial statements.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ KPMG LLP

Short Hills, New Jersey
October 11, 2024

Exhibit 99.1

Medicated Feed Additives Product Portfolio of Zoetis Inc.

Special Purpose Statements of Revenue and Direct Expenses

(Dollars in thousands)

	Year Ended December 31,
	2023	2022
Revenue	$407,606	$407,813
Direct expenses:
Cost of sales	284,279	310,335
Selling, general and administrative expenses	26,354	25,269
Research and development expenses	3,591	10,248
Amortization of intangible assets	2,120	2,121
Other (income)/deductions, net	93	(99)
Total direct expenses	316,437	347,874
Revenue less direct expenses	$91,169	$59,939

See accompanying Notes to Special Purpose Financial Statements

Exhibit 99.1

Medicated Feed Additives Product Portfolio of Zoetis Inc.

Special Purpose Statements of Assets Acquired and Liabilities Assumed

(Dollars in thousands)

________________________________________________________________________________________________________

December 31, 2023December 31, 2022

Assets acquired
Cash and cash equivalents	$1,364	$4,914
Accounts receivable, net	411	808
Inventories	185,681	271,983
Other current assets	116	143
Total current assets	187,572	277,848
Property, plant and equipment, less accumulated depreciation	108,202	106,051
Identifiable intangible assets, less accumulated amortization	25,979	28,099
Other noncurrent assets	12,263	12,905
Total assets acquired	$334,016	$424,903
Liabilities assumed
Accounts payable	$4,938	$7,045
Accrued expenses	9,270	12,292
Accrued compensation and related items	766	738
Other current liabilities	1,326	1,836
Total current liabilities	16,300	21,911
Other noncurrent liabilities	8,246	9,662
Total liabilities assumed	$24,546	$31,573

See accompanying Notes to Special Purpose Financial Statements

Exhibit 99.1

Medicated Feed Additives Product Portfolio of Zoetis Inc.

Notes to Special Purpose Financial Statements

(Amounts in thousands, unless otherwise indicated)

1. Business Description

Zoetis Inc. and its subsidiaries (collectively referred to as the “Company”, “Zoetis”, or “Parent”) is a global leader in the animal health industry, focused on the discovery, development, manufacture and commercialization of medicines, vaccines, diagnostic products and services, biodevices, genetic tests and precision animal health. Zoetis’ business is diversified, marketing products across eight core species: dogs, cats, horses, cattle, swine, poultry, fish, and sheep; and within seven major product categories: parasiticides, vaccines, dermatology, other pharmaceutical, anti-infectives, animal health diagnostics and medicated feed additives.

The medicated feed additives product portfolio of Zoetis Inc. is comprised of the medicated feed additives major product category and certain water-soluble products (collectively, the “Business”). The Business sells products added to animal feed that provide medicines to livestock. These products are typically bags of ‘pellets’ imbued with medication to prevent, control or treat bacterial infections, coccidiosis and worms, and to prevent mortality in livestock across species. The sale and distribution of the Business’ products span across various domestic and international markets.

On April 28, 2024, the Company announced that it has entered into a definitive agreement (the “Purchase Agreement”) where Phibro Animal Health Corporation (the “Buyer”) will acquire the Business for $350 million, subject to customary closing adjustments. The transaction includes the Company’s existing assets and rights related to the Business’ six manufacturing plants (Chicago Heights, Illinois; Eagle Grove, Iowa; Salisbury, Maryland; Willow Island, West Virginia; Medolla, Italy; and Suzhou, China), certain commercial warehouses, supply and distribution contracts, customer relationships, and more than 300 employees who support the Business’ manufacturing, distribution, and commercial activities. The transaction is subject to regulatory approvals and other customary closing conditions. At or near closing, Zoetis and the Buyer will enter into various agreements including contract manufacturing arrangements whereby Zoetis will manufacture certain finished goods for the Buyer and certain distribution agreements for markets whereby Zoetis will distribute finished goods for Phibro for a fixed period of time.

2. Basis of Presentation

The accompanying Special Purpose Financial Statements (referred to as the “Financial Statements”) are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), and have been prepared for inclusion in the 8-K filing of the Buyer as required by Rule 3-05(e), “Financial statements of businesses acquired or to be acquired”, of the United States Securities and Exchange Commission’s (“SEC”) Regulation S-X. It is impracticable to prepare complete financial statements related to the Business as it was not a separate legal entity of the Company and was never operated as a stand-alone business, division or subsidiary. The Company has never prepared full stand-alone or full carve-out financial statements for the Business and has never maintained distinct and separate accounts necessary to prepare such financial statements. The Financial Statements are based upon the Purchase Agreement and relief under SEC Rule 3-05(e) as the acquisition by the Buyer meets the qualifying conditions established by the SEC to provide abbreviated financial statements in lieu of full financial statements of the acquired business.

The Financial Statements have been derived from the accounting records of the Company using historical results of operations and financial position information. The Financial Statements have been prepared to reflect the assets acquired and liabilities assumed by the Buyer in accordance with the Purchase Agreement and include costs directly associated with producing revenue, including a reasonable allocation of certain direct expenses, and exclude expenses not directly involved in revenue producing activities, such as corporate overhead unrelated to the operational activities, interest, and income tax expense. Therefore, the

Exhibit 99.1

Financial Statements are not intended to be a complete presentation of the financial position or results of operations of the Business in conformity with GAAP. The Financial Statements are not indicative of the financial condition or results of operations of the Business on a go-forward and stand-alone basis. As the Business has historically been managed as part of the operations of the Company and has not been operated as a stand-alone entity, information about the Business’ operating, investing, and financing cash flows is not available. As such, statements of cash flows are not presented in the Financial Statements.

The Financial Statements include revenue generated by the Business less expenses directly attributable to the Business and certain allocations of direct expenses incurred by the Company. Direct expenses attributed to the Business include employee costs, share-based compensation expense, warehousing, freight, shipping and handling, research and development, facility related, and other manufacturing costs. Direct expenses allocated to the Business include certain freight and shipping and handling costs, research and development costs, and selling and marketing expenses. The allocated expenses that directly supported the revenue generation of the Business were allocated based on a percentage of revenue, headcount, or other methodologies deemed to be reasonable by management. Management believes such allocations reflect the costs to support the revenue generation of the Business. Allocations of the Company’s corporate overhead expenses, such as information technology, facilities, legal, finance, human resources, and business development, not directly related to the operations of the Business have been excluded from the Financial Statements.

The Statements of Assets Acquired and Liabilities Assumed include only the assets acquired by the Buyer pursuant to the Purchase Agreement or otherwise agreed upon between Zoetis and the Buyer. Certain assets and liabilities related to the Business will not be sold per the terms of the Purchase Agreement and are therefore not included in the Statements of Assets Acquired and Liabilities Assumed. The Financial Statements also exclude goodwill, as there was no goodwill specifically identifiable to the Business.

The financial information of the Business from subsidiaries of the Company operating outside the United States is included as of and for the fiscal year ended November 30 for each year presented. All significant intercompany balances and transactions between the legal entities that comprise the Business have been eliminated.

The operations of the Business are included in the consolidated federal income tax return of the Parent, to the extent appropriate, and are included in the foreign, state and local returns of certain other subsidiaries of the Parent. A provision for income taxes has not been presented in the Financial Statements as permissible under Rule 3-05(e).

3. Summary of Significant Accounting Policies

Estimates and Assumptions

In preparing the Financial Statements, management uses certain estimates and assumptions that affect reported amounts and disclosures. These estimates and underlying assumptions can impact all elements of the Financial Statements. For example, in the Statements of Revenue and Direct Expenses, estimates are used when accounting for deductions from revenue (such as sales allowances, product returns and discounts), determining cost of sales, allocating cost in the form of depreciation and amortization and estimating the impact of contingencies. On the Statements of Assets Acquired and Liabilities Assumed, estimates are used in determining the valuation and recoverability of assets, such as accounts receivable, net, inventories, fixed assets, and identifiable intangible assets, and estimates are used in determining the reported amounts of liabilities, such as the impact of contingencies, and deductions from revenue, all of which also impact the Statements of Revenue and Direct Expenses.

Management estimates are often based on complex judgments, probabilities and assumptions that are deemed to be reasonable but that can be inherently uncertain and unpredictable. If estimates and assumptions are not representative of actual outcomes, results could be materially impacted.

Exhibit 99.1

As future events and their effects cannot be determined with precision, management’s estimates and assumptions may prove to be incomplete or inaccurate, or unanticipated events and circumstances may occur that might cause a necessary change in those estimates and assumptions. Operations of the Business are subject to risks and uncertainties that may cause actual results to differ from estimated amounts, such as changes in competition, litigation, legislation and regulations. Management regularly evaluates estimates and assumptions using historical experience and expectations about the future, and adjusts estimates and assumptions when facts and circumstances indicate the need for change. Those changes generally will be reflected in the Financial Statements on a prospective basis unless they are required to be treated retrospectively under relevant accounting standards. It is possible that others, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Revenue Recognition

Revenue is recognized from product sales when control of the goods has transferred to the customer, which is typically once the goods have shipped and the customer has assumed title. Revenue reflects the total consideration to which the Business expects to be entitled (i.e., the transaction price), in exchange for products sold, after considering various types of variable consideration including sales allowances, product returns, rebates and discounts.

Variable consideration is estimated and recorded at the time that related revenue is recognized. Estimates reflect the amount by which variable consideration is expected to impact revenue recognized and are generally based on contractual terms or historical experience, adjusted as necessary to reflect the Business’ expectations about the future. Customer payment terms generally range from 30 to 90 days.

Estimates of variable consideration utilize a complex series of judgments and assumptions to determine the amount by which the Business expects revenue to be reduced, for example;

•	for sales returns, the Business performs calculations in each market that incorporate the following, as appropriate: local returns policies and practices; historic returns as a percentage of revenue; estimated shelf life by product; an estimate of the amount of time between shipment and return or lag time; and any other factors that could impact the estimate of future returns, product recalls, discontinuation of products or a changing competitive environment; and
•	for revenue incentives, the Business uses historical experience with similar incentives programs to estimate the impact of such programs on revenue for the current period.

Although the amounts recorded for these deductions from revenue are dependent on estimates and assumptions, historically adjustments to actual results have not been material. The sensitivity of estimates can vary by program, type of customer and geographic location.

Taxes collected from customers relating to product sales and remitted to governmental authorities are excluded from Revenue. Shipping and handling costs incurred after control of the purchased product has transferred to the customer are accounted for as a fulfillment cost, within Selling, general and administrative expenses.

The Business also records estimates for bad debts. The Business periodically assesses the adequacy of the allowance for doubtful accounts by evaluating the collectability of outstanding receivables based on factors such as past due history, historical and expected collection patterns, the financial condition of our customers, the robust nature of the Business’ credit and collection practices and the economic environment.

Amounts recorded for sales deductions and bad debts can result from a complex series of judgments about future events and uncertainties and can rely on estimates and assumptions. For information about the risks associated with estimates and assumptions, see Estimates and Assumptions.

Exhibit 99.1

Cost of Sales and Inventories

Inventories are carried at the lower of cost or net realizable value. The cost of finished goods, work-in-process and raw materials is determined using average actual cost. Inventories are regularly reviewed for impairment and adjustments are recorded when necessary.

Selling, General and Administrative Expenses

Selling, general and administrative costs are expensed as incurred and primarily consist of direct and allocated shipping and handling, field selling, other marketing, and advertising and promotion costs.

Shipping and handling costs totaled approximately $9.1 million in 2023 and $8.5 million in 2022.

Research and Development Expenses

Research and development (“R&D”) costs are expensed as incurred. Research is the effort associated with the discovery of new knowledge that will be useful in developing a new product or in significantly improving an existing product. Development is the implementation of the research findings.

Amortization of Intangible Assets, Depreciation and Certain Long-Lived Assets

Long-lived assets include:

•	Identifiable intangible assets, less accumulated amortization—these acquired assets are recorded at cost. Identifiable intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives. Identifiable intangible assets with indefinite lives that are associated with marketed products are not amortized until a useful life can be determined. The useful life of an amortizing asset generally is determined by identifying the period in which substantially all of the cash flows are expected to be generated.
•	Property, plant and equipment, less accumulated depreciation––these assets are recorded at cost and are increased by the cost of any significant improvements after purchase. Property, plant and equipment assets, other than land and construction-in-progress, are depreciated on a straight-line basis over the estimated useful life of the individual assets.

Depreciation begins when the asset is ready for its intended use.

Amortization expense related to finite-lived identifiable intangible assets that contribute to the ability to sell, manufacture, research, market and distribute products, compounds and intellectual property are included in Amortization of intangible assets as they benefit multiple business functions. Depreciation expense related to Property, plant and equipment, less accumulated depreciation is included in Cost of sales.

All long-lived assets are evaluated for impairment indicators throughout the year and detailed testing is performed whenever impairment indicators are present. When necessary, charges are recorded for impairments. For indefinite-lived identifiable intangible assets, the Business tests for impairment at least annually, or more frequently if impairment indicators exist, by first assessing qualitative factors to determine whether it is more likely than not that the fair value of the indefinite-lived intangible asset is less than its carrying amount. If the Business concludes it is more likely than not that the fair value is less than the carrying amount, a quantitative test that compares the fair value of the indefinite-lived intangible asset with its carrying value is performed. If the fair value is less than the carrying amount, an impairment loss is recognized. The Business records an impairment loss, if any, for the excess of book value over fair value.

Cash Equivalents

Cash equivalents include items almost as liquid as cash, such as money market funds, certificates of deposit and time deposits with maturity periods of three months or less when purchased.

Exhibit 99.1

Accounts Receivable, net

The recorded amounts of accounts receivable, net approximate fair value because of their relatively short-term nature. Accounts receivable, net for the Business are limited to the accounts receivable, net balances in the dedicated international legal entities of the Business which are conveying. Other accounts receivable, net balances related to the Business are not conveying and as such, have not been reflected in the Financial Statements.

Asset Retirement Obligations

Accruals for the legal obligations associated with the retirement of tangible long-lived assets are recorded, including obligations under the doctrine of promissory estoppel and those that are conditioned upon the occurrence of future events. These obligations generally result from the acquisition, construction, development and/or normal operation of long-lived assets. The fair value of these obligations are recognized in the period in which they are incurred by increasing the carrying amount of the related asset. Over time, expenses are recorded for the accretion of the liability and for the amortization of the asset. Amounts recorded for asset retirement obligations can result from a complex series of judgments about future events and uncertainties and can rely on estimates and assumptions.

As of December 31, 2023 and 2022, accruals for asset retirement obligations are $5.4 million, and are included in Other noncurrent liabilities. Refer to Note 9 for further details.

Legal and Environmental Contingencies

Contingencies arising in the ordinary course of business, such as product liability and other product-related litigation, commercial litigation, patent litigation, environmental claims and proceedings, government investigations and guarantees and indemnifications. Accruals for these contingencies are recorded to the extent that a loss is both probable and reasonably estimable. If some amount within a range of loss appears to be a better estimate than any other amount within the range, that amount is accrued. Alternatively, when no amount within a range of loss appears to be a better estimate than any other amount, the lowest amount in the range is accrued. Anticipated recoveries under existing insurance contracts are recorded when recovery is assured. Management does not believe that any of the matters impacting the Business will have a material adverse effect on the financial position. As of December 31, 2023 and 2022, the Business had legal accruals totaling approximately $1.1 million and $1.3 million, respectively, related to environmental contingencies at Chicago Heights, Illinois and Willow Island, West Virginia.

Purchase commitments pertaining to the Business are not significant as of December 31, 2023.

Leases

The Company determines if a contract contains a lease at inception. Material leases are recorded as a right of use asset, as of the lease commencement date, in an amount equal to the present value of future payments over the lease term. A corresponding lease liability is also recorded. The Business has elected not to recognize right of use assets and lease liabilities for short-term leases of vehicles and equipment with a lease term of twelve months or less. Operating lease right of use assets are contained within Other noncurrent assets.

Options to extend or terminate a lease are considered in the lease term to the extent that the option is reasonably certain of exercise. The present value of future payments is discounted using the rate implicit in the lease, when available. When the implicit rate is not available, as is frequently the case with the lease portfolio, the present value is calculated using our incremental borrowing rate, which is determined on the commencement date. The incremental borrowing rate represents the rate of interest that would be expected to be paid on a collateralized basis to borrow an amount equal to the lease payments under similar terms. As there is no borrowing on a collateralized basis, the non-collateralized borrowing rate is used as an input in deriving the incremental borrowing rate.

The lease portfolio consists of operating leases, in which fixed lease payments are recognized on a straight-line basis over the lease term. Operating lease assets are recorded within Other noncurrent assets with the corresponding operating lease liabilities recorded

Exhibit 99.1

within Other current liabilities and Other noncurrent liabilities on the Special Purpose Statements of Assets Acquired and Liabilities Assumed. Variable payments are recognized in the period incurred. Variable lease payments include real estate taxes and charges for other non-lease services due to lessors that are not dependent on an index or rate and utilization-based charges associated with fleet vehicles.

Our real estate lease contracts may include fixed consideration attributable to both lease and non-lease components, including non-lease services provided by the vendor, which are accounted for as a single fixed minimum payment. For leases of certain classes of machinery and equipment, contract consideration is allocated to lease and non-lease components on the basis of relative standalone price.

Foreign Currency Translation

For most of the Business’ international operations, local currencies have been determined to be the functional currencies. Functional currency assets and liabilities are translated to their U.S. dollar equivalents at exchange rates in effect at the balance sheet date and functional currency income and expense amounts are translated to their U.S. dollar equivalents at average exchange rates for the period. For operations in highly inflationary economies, monetary items are translated at rates in effect at the balance sheet date and non-monetary items are translated at historical rates.

4. Revenue

A. Revenue from Product Sales

The Business offers a diversified portfolio of products to capitalize on local and regional customer needs. Generally, the products are promoted to veterinarians and livestock producers and then sold directly by the Business or through distributors, retailers or e-commerce outlets. The depth of the product portfolio allows the Business to address the varying needs of customers in different species and geographies. The Business refers to all different brands of a particular product, or its dosage forms for all species, as a product line. The Business’ products primarily help prevent or treat diseases and conditions to allow veterinarians and producers to care for their animals and to enable the cost-effective production of safe, high-quality animal protein. The Business has approximately 30 comprehensive product lines.

B. Other Revenue Information

Significant Customers

The Business sells products primarily to veterinarians and livestock producers, including beef and dairy farmers as well as pork and poultry operations, in addition to third-party veterinary distributors and retail outlets who then typically sell the products to livestock producers. Sales to the Business’ largest customer, a U.S. veterinary distributor, represented approximately 11% of total revenue for 2023 and 2022.

5. Leases

The Business has facilities under various non-cancellable operating leases with third parties. The operating leases generally have remaining terms ranging from 1 to 2 years, inclusive of renewal options that are reasonably certain of exercise. The Business does not have any finance leases.

Exhibit 99.1

Supplemental information related to leases is as follows:

(Thousands of Dollars)	As of December 31,
Operating Leases	2023		2022
Other noncurrent assets		$913	$2,838
Other current liabilities		796	1,285
Other noncurrent liabilities		343	1,703

Weighted-average remaining lease term (years)		1.49	2.39
Weighted-average discount rate		3.54%	3.26%

Future minimum lease payments under non-cancellable, operating lease contracts as of December 31, 2023 are as follows:

(Thousands of Dollars)
2024	$830
2025	347
2026	-
2027	-
2028	-
After 2028	-
Total Lease Payments	$1,177

Less: imputed interest	(38)
Total	$1,139

Exhibit 99.1

6. Inventories

Inventories as of December 31, 2023 and December 31, 2022 are summarized by major category as follows:

	As of December 31,
(Thousands of Dollars)	2023		2022
Finished goods		$94,940	$150,633
Work-in-process		79,802	112,019
Raw materials and supplies		10,939	9,331
Inventories		$185,681	$271,983

7. Property, Plant and Equipment

The components of property, plant, and equipment follow:

(Thousands of Dollars)	Useful Lives (Years)	Year Ended December 31,
		2023	2022
Land	—	$2,760	$2,760
Buildings	33-37	63,057	60,628
Machinery, equipment and fixtures	3-20	185,132	177,306
Construction-in-process	—	15,709	13,211
		266,658	253,905
Less: Accumulated Depreciation		(158,456)	(147,854)
Property, plant, and equipment, less accumulated depreciation		$108,202	$106,051

Depreciation expense was $10.8 million in 2023 and $10.0 million in 2022.

8. Intangible Assets

Intangible assets consisted of the following as of December 31, 2023:

(Thousands of Dollars)	Gross Carrying Amount	Accumulated Amortization	Identifiable Intangible Assets, Less Accumulated Amortization
Finite-lived intangible assets:
Developed technology rights	$38,900	$(38,699)	$201
Brands and tradenames	14,145	(9,427)	4,718
Other	2,346	(2,285)	61
Total finite-lived intangible assets	55,391	(50,411)	4,980
Indefinite-lived intangible assets:
Brands and tradenames	20,999	-	20,999
Total indefinite-lived intangible assets	20,999	-	20,999
Identifiable intangible assets	$76,390	$(50,411)	$25,979

Exhibit 99.1

Intangible assets consisted of the following as of December 31, 2022:

(Thousands of Dollars)	Gross Carrying Amount	Accumulated Amortization	Identifiable Intangible Assets, Less Accumulated Amortization
Finite-lived intangible assets:
Developed technology rights	$38,900	$(36,847)	$2,053
Brands and tradenames	14,145	(9,186)	4,959
Other	2,365	(2,277)	88
Total finite-lived intangible assets	55,410	(48,310)	7,100
Indefinite-lived intangible assets:
Brands and tradenames	20,999	-	20,999
Total indefinite-lived intangible assets	20,999	-	20,999
Identifiable intangible assets	$76,409	$(48,310)	$28,099

Developed Technology Rights

Developed technology rights represent the amortized cost associated with developed technology, which has been acquired from third parties and which can include the right to develop, use, market, sell and/or offer for sale the product, compounds and intellectual property that the Business acquired with respect to products, compounds and/or processes that have been completed.

Brands and Tradenames

Brands and tradenames represent the amortized or unamortized cost associated with product name recognition, as the products themselves do not receive patent protection. The most significant finite-lived brands and tradenames are related to Melengestrol Acetate. The most significant indefinite-lived brands and tradenames were acquired from the Linco family of products.

The weighted average remaining life of the Business’ total finite-lived intangible assets is approximately 18 years. Total amortization expense for finite-lived intangible assets was $2.1 million in 2023 and 2022.

The annual amortization expense for the years 2024 through 2028 is as follows:

(Thousands of Dollars)	2024 2025	2026 2027	2028
Amortization Expense	$ 466 $ 265	$ 250 $ 240	$ 240

Exhibit 99.1

9. Supplemental Financial Information

Other noncurrent liabilities are comprised of the following:

	Year Ended December 31,
(Thousands of Dollars)	2023	2022
Asset retirement obligations	$5,371 $	5,357
Operating lease liabilities	343	1,703
Environmental liabilities	1,147	1,273
Other liabilities	1,385	1,329
Other noncurrent liabilities	$8,246 $	9,662

10. Subsequent Events

Subsequent events have been evaluated through October 11, 2024, the date the Financial Statements were available for issuance. There are no subsequent events which have not been disclosed in the Financial Statements.